EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:        FOR IMMEDIATE RELEASE

Dan Ginnetti 847-607-2069

Conference call to be held February 5, 2015 4:00 p.m. Central time - Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 5th by dialing 855-859-2056, access code 39404156. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR ENDED 2014

Lake Forest, Illinois, February 5, 2015—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and full year of 2014.

FOURTH QUARTER RESULTS
Revenues for the quarter ended December 31, 2014 were $676.9 million, up $109.0 million or 19.2% from $567.9 million in the fourth quarter last year. Acquisitions contributed approximately $93.1 million to the current period’s growth in revenues. Revenues increased 22.2% compared to the prior period when adjusted for unfavorable foreign exchange impact of $17.0 million. Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $285.0 million, up 12.5% from $253.3 million in the fourth quarter last year. GAAP gross profit as a percent of revenues was 42.1% compared to 44.6% in the fourth quarter of 2013. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $285.4 million, up 11.7% from $255.4 million in the fourth quarter last year. Non-GAAP gross profit as a percent of revenues was 42.2% compared to 45.0% in the fourth quarter of 2013. GAAP earnings per diluted share increased 6.7% to $0.96 from $0.90 in the fourth quarter last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, increased 13.2% to $1.12 from $0.99. See tables below.

FULL-YEAR RESULTS
Revenues for the full year 2014 were $2.56 billion, up 19.3% from $2.14 billion in 2013. Acquisitions contributed approximately $301.6 million to the current year’s growth in revenues. Revenues increased 20.8% compared with the prior period when adjusted for unfavorable foreign exchange impact of $33.6 million. GAAP gross profit was $1.09 billion, up 13.5% from $964.6 million in 2013. GAAP gross profit as a percent of revenues was 42.8% compared to 45.0% in 2013. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $1.10 billion, up 13.5% from $967.2 million in 2013. Non-GAAP gross profit as a percent of revenues was 42.9% compared to 45.1% in 2013. GAAP earnings per diluted share increased 6.3% to $3.79 from $3.56 in 2013. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, increased 13.8% to $4.27 from $3.75. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1)

	Three Months Ended December 31,				Years Ended December 31,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
Total As Reported Revenues (GAAP)	$676.9	$567.9	$109.0	19.2%	$2,555.6	$2,142.8	$412.8	19.3%
Adjustment for Foreign Exchange	17.0		17.0		33.6		33.6
Subtotal (non-GAAP):	693.9	567.9	126.0	22.2%	2,589.2	2,142.8	446.4	20.8%

Adjustment for Acquisitions	(93.70)	(0.60)	(93.10)		(311.50)	(9.90)	(301.60)
Adjustment for Regulated Returns and Recall Management Services	(16.10)	(26.50)	10.4		(80.50)	(97.80)	17.3
Subtotal (non-GAAP):	$584.1	$540.8	$43.3	8.0%	$2,197.2	$2,035.1	$162.1	8.0%

Domestic/ International Breakdown:
Domestic Revenues	$479.7	$394.6	$85.1	21.6%	$1,796.8	$1,506.6	$290.2	19.3%
International Revenues	197.2	173.3	23.9	13.8%	758.8	636.2	122.6	19.3%
Total As Reported Revenues (GAAP)	$676.9	$567.9	$109.0	19.2%	$2,555.6	$2,142.8	$412.8	19.3%

(1) For internal purposes, we exclude the impact of foreign exchange, revenues attributed to acquisitions closed within the preceding 12 months, and revenue from our regulated returns and recall management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP Gross Profit to Non-GAAP Gross Profit (in thousands)(2)

	Three Months Ended December 31,				Years Ended December 31,
	2014		2013		2014		2013
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
GAAP Gross Profit	$284,969	42.1%	$253,285	44.6%	$1,094,411	42.8%	$964,634	45.0%
Plant Conversion Expenses	381	0.1%	--	--	2,915	0.1%	423	0.0%
Litigation Expenses	--	--	2,120	0.4%	--	--	2,120	0.1%
Non-GAAP Gross Profit	$285,350	42.2%	$255,405	45.0%	$1,097,326	42.9%	$967,177	45.1%

(2) In accordance with GAAP, reported Gross Profit includes the impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP Gross Profit are not intended to imply, and should not be interpreted as implying, that non-GAAP Gross Profit is a better measure of performance than GAAP Gross Profit.

Table to reconcile GAAP EPS to Non-GAAP EPS(3)

	Three Months Ended December 31,				Years Ended December 31,
			Change				Change
	2014	2013	$	%	2014	2013	$	%
GAAP EPS	$0.96	$0.90	$0.06	6.7%	$3.79	$3.56	$0.22	6.3%
Acquisition Expenses	0.03	0.05			0.14	0.12
Integration Expenses	0.08	0.02			0.19	0.05
Change in Fair Value of Contingent Consideration	(0.060)	(0.20)			(0.020)	(0.030)
Litigation Expenses	0.02	0.01			0.05	0.02
Plant Conversion and Restructuring Expenses	0.09	0.01			0.12	0.02
Impairment of Intangible Assets	--	0.02			--	0.01
Non-GAAP EPS (Adjusted)	$1.12	$0.99	$0.13	13.2%	$4.27	$3.75	$0.52	13.8%

(3) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $448.5 million and $405.3 million for the full years of 2014 and 2013, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste industry, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, exposure to environmental liabilities, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$22,236	$67,167
Short-term investments	380	413
Accounts receivable, net	465,473	388,996
Deferred income taxes	28,322	18,031
Prepaid expenses	33,498	28,379
Other current assets	31,572	37,279
Total Current Assets	581,481	540,265
Property, plant and equipment, net	460,408	358,967
Goodwill	2,418,832	2,231,582
Intangible assets, net	909,645	720,035
Other assets	30,840	37,124
Total Assets	$4,401,206	$3,887,973

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$131,969	$150,380
Accounts payable	114,596	89,146
Accrued liabilities	131,743	107,445
Deferred revenues	21,624	18,826
Other current liabilities	59,190	50,387
Total Current Liabilities	459,122	416,184
Long-term debt, net of current portion	1,527,246	1,280,663
Deferred income taxes	431,643	396,119
Other liabilities	66,010	27,469
Equity:
Common stock	849	855
Additional paid-in capital	289,211	195,110
Accumulated other comprehensive loss	(138,419)	(56,468)
Retained earnings	1,743,371	1,610,964
Total Stericycle, Inc. Equity	1,895,012	1,750,461
Noncontrolling interest	22,173	17,077
Total Equity	1,917,185	1,767,538
Total Liabilities and Equity	$4,401,206	$3,887,973

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,				Years Ended December 31,
	2014		2013		2014		2013
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$676,947	100.0%	$567,899	100.0%	$2,555,601	100.0%	$2,142,807	100.0%
Cost of revenues ("COR") - exclusive of depreciation, and adjusting items shown below	378,182	55.9%	299,347	52.7%	1,401,797	54.9%	1,125,627	52.5%
Depreciation	13,415	2.0%	13,147	2.3%	56,478	2.2%	50,003	2.3%
Total cost of revenues	391,597	57.8%	312,494	55.0%	1,458,275	57.1%	1,175,630	54.9%
Gross profit (non-GAAP)	285,350	42.2%	255,405	45.0%	1,097,326	42.9%	967,177	45.1%
Selling, general and administrative expenses ("SG&A") - exclusive of depreciation, amortization, and adjusting items shown below	112,563	16.6%	99,728	17.6%	433,865	17.0%	372,091	17.4%
Depreciation	3,121	0.5%	2,965	0.5%	15,446	0.6%	11,338	0.5%
Amortization	8,478	1.3%	7,183	1.3%	32,692	1.3%	27,067	1.3%
Total SG&A expense	124,162	18.3%	109,876	19.3%	482,003	18.9%	410,496	19.2%
Income from operations (non-GAAP) - exclusive of adjusting items shown below	161,188	23.8%	145,529	25.6%	615,323	24.1%	556,681	26.0%
Adjusting items:
Plant conversion expenses (COR)	381	0.1%	—	0.0%	2,915	0.1%	423	0.0%
Litigation expenses (COR)	—	0.0%	2,120	0.4%	—	0.0%	2,120	0.1%
Acquisition expenses (SG&A)	2,661	0.4%	4,037	0.7%	13,333	0.5%	10,275	0.5%
Integration expenses (SG&A)	11,343	1.7%	2,819	0.5%	25,968	1.0%	6,521	0.3%
Change in fair value of contingent consideration (SG&A)	(5,405)	(0.8)%	(1,971)	(0.3)%	(1,452)	(0.1)%	(2,278)	(0.1)%
Litigation expenses (SG&A)	3,331	0.5%	—	0.0%	6,574	0.3%	116	0.0%
Plant conversion and restructuring expenses (SG&A)	10,114	1.5%	2,012	0.4%	11,649	0.5%	2,480	0.1%
Impairment of intangible assets (SG&A)	—	0.0%	1,405	0.2%	—	0.0%	1,405	0.1%
Income from operations (GAAP)	138,763	20.5%	135,107	23.8%	556,336	21.8%	535,619	25.0%
Other income (expense):
Interest expense, net	(18,139)	(2.7)%	(15,341)	(2.7)%	(66,022)	(2.6)%	(54,949)	(2.6)%
Other expense, net	(1,177)	(0.2)%	(25)	0.0%	(2,746)	(0.1)%	(2,924)	(0.1)%
Total other expense	(19,316)	(2.9)%	(15,366)	(2.7)%	(68,768)	(2.7)%	(57,873)	(2.7)%
Income before income taxes	119,447	17.6%	119,741	21.1%	487,568	19.1%	477,746	22.3%
Income tax expense	36,789	5.4%	41,154	7.2%	159,422	6.2%	164,662	7.7%
Net income	82,658	12.2%	78,587	13.8%	328,146	12.8%	313,084	14.6%
Less: net income attributable to noncontrolling interests	132	0.0%	423	0.1%	1,690	0.1%	1,712	0.1%
Net income attributable to Stericycle, Inc.	$82,526	12.2%	$78,164	13.8%	$326,456	12.8%	$311,372	14.5%

Earnings per share- diluted	$0.96		$0.90		$3.79		$3.56
Weighted average number of common shares outstanding - diluted	86,194,513		87,107,437		86,233,612		87,391,988

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Years Ended December 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$328,146	$313,084
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	17,773	17,457
Excess tax benefit of stock options exercised	(17,906)	(17,153)
Depreciation	71,924	61,341
Amortization	32,692	27,067
Deferred income taxes	16,550	30,930
Change in fair value of contingent consideration	(1,452)	(2,278)
Other	10,384	3,381
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(34,116)	(54,767)
Accounts payable	(5,712)	7
Accrued liabilities	21,279	4,547
Deferred revenues	1,017	(1,319)
Other assets and liabilities	7,921	23,010
Net cash provided by operating activities	448,500	405,307
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(374,321)	(161,936)
(Purchases of)/ proceeds from investments	(1,957)	73
Capital expenditures	(86,496)	(73,109)
Net cash used in investing activities	(462,774)	(234,972)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(101,231)	(88,507)
Borrowings on foreign bank debt	205,086	218,968
Repayments on foreign bank debt	(193,284)	(201,967)
Borrowings on senior credit facility	1,413,026	1,029,718
Repayments on senior credit facility	(1,216,031)	(984,979)
Payments on capital lease obligations	(5,826)	(4,024)
Payments of deferred financing costs	(2,280)	—
Purchases and cancellations of treasury stock	(194,066)	(163,700)
Proceeds from issuance of common stock	51,852	42,345
Excess tax benefit of stock options exercised	17,906	17,153
Payments to noncontrolling interests	(5,201)	(1,026)
Net cash used in financing activities	(30,049)	(136,019)
Effect of exchange rate changes on cash and cash equivalents	(608)	(1,809)
Net (decrease)/ increase in cash and cash equivalents	(44,931)	32,507
Cash and cash equivalents at beginning of period	67,167	34,660
Cash and cash equivalents at end of period	$22,236	$67,167

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$145,938	$100,101
Issuance of obligations for noncontrolling interests	—	6,119